                                                                    EXHIBIT 20.1

                       MCKESSON CORPORATION--CONSOLIDATED
           AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS,
             PROMOTERS, AND EMPLOYEES (OTHER THAN RELATED PARTIES)
               FOR THE YEARS ENDED MARCH 31, 1994, 1993 AND 1992

                                 (IN THOUSANDS)

    COLUMN A          COLUMN B  COLUMN C   COLUMN D          COLUMN E
- ----------------     ---------- --------- ---------- ---------------------------
                                          DEDUCTIONS BALANCE AT END OF PERIOD
                                          ---------- ---------------------------
                     BALANCE AT                          DUE
                     BEGINNING             AMOUNTS      WITHIN       DUE AFTER
 NAME OF DEBTOR      OF PERIOD  ADDITIONS COLLECTED    ONE YEAR       ONE YEAR
- ----------------     ---------- --------- ---------- ------------   ------------
Officers and
 Employees:
Year Ended March
 31, 1994
 R. Abrams (1).....     $450      $ 73       $  4         $498           $ 21
 R. Ashworth (2)...      236        --         36           --            200
 A. Chong (2)......      200        --         --           --            200
 K. Evans (3)......       25        --         25           --             --
 T. Field (4)......      600        --         --          600             --
 S. Geringer (1)...       --       200         --           --            200
 R. Harrison (2)...      438        --        438           --             --
 R. Hawkins (5)....       --       285          9           23            253
 K. Hicken (6).....      400        --        400           --             --
 W. Howard (2).....      100        --        100           --             --
 R. Johnson (2)(5).      406        96          3            9            490
 S. Kliff (1)......       --       520         --           --            520
 D. McDowell (2)...      600        --         --           --            600
 D. Nelson (6).....      200        --        200           --             --
 J. Perkins (2)(5).       --       338         28           19            291
 J. Smith (2)......       --       400         --           --            400
 G. Treude (7).....      108         3         --           --            111
 D. Vanderhelm (6).      140        --         14           --            126
 C. Villani (2)....      100        --         20           20             60
Year Ended March
 31, 1993
 R. Abrams (2).....     $450      $ --       $ --         $ --           $450
 R. Ashworth (2)...       --       236         --           --            236
 A. Chong (2)......      200        --         --           --            200
 K. Evans (3)......      150        --        125           25             --
 T. Field (4)......      770         6        176          600             --
 R. Harrison (2)...      500        --         62           63            375
 K. Hicken (6).....      400        --         --           --            400
 W. Howard (2).....       --       100         --           20             80
 R. Johnson (2)....      406        --         --           --            406
 S. Kliff (8)......      290        --        290           --             --
 R. Malson (9).....      126         1        127           --             --
 D. McDowell (2)...      600        --         --           --            600
 D. Nelson (6).....      200        --         --          200             --
 G. Treude (7).....       --       108         --           --            108
 D. Vanderhelm (6).       --       140         --           14            126
 C. Villani (2)....       --       100         --           20             80

    COLUMN A       COLUMN B  COLUMN C   COLUMN D          COLUMN E
- ----------------  ---------- --------- ---------- ---------------------------
                                       DEDUCTIONS BALANCE AT END OF PERIOD
                                       ---------- ---------------------------
                  BALANCE AT                          DUE
                  BEGINNING             AMOUNTS      WITHIN       DUE AFTER
 NAME OF DEBTOR   OF PERIOD  ADDITIONS COLLECTED    ONE YEAR       ONE YEAR
- ----------------  ---------- --------- ---------- ------------   ------------
Year Ended March
 31, 1992
 R. Abrams (2)..     $450      $ --       $ --        $ --           $450
 A. Chong (2)...      200        --         --          --            200
 K. Evans (3)...       --       550        400         125             25
 T. Field (4)...      828        19         77          77            693
 J. Gillen (2)..      145        --        145          --             --
 R. Harrison
  (2)...........       --       500         --          --            500
 K. Hicken (6)..      400        --         --          --            400
 R. Johnson (2).      406        --         --          --            406
 C. Kennedy (2).      485        --        485          --             --
 S. Kliff (8)...       --       290         --         290             --
 R. Malson (9)..      141        12         27          27             99
 D. McDowell
  (2)...........       --       600         --          --            600
 D. Nelson (6)..      200        --         --          --            200

- --------
NOTES: 1 Loan is secured by a deed of trust and is interest bearing.

       2 Includes a loan secured by a deed of trust that is noninterest bearing so long as the individual remains in the employ of the Company or is under an employment contract.

       3 Includes a $450,000 note used by the employee in connection with his purchase of real property. The note is unsecured and non-interest bearing.

       4 Loan is secured by a deed of trust and was entered into when the individual was in the employ of the Company.

       5 Includes 6.75% interest bearing recourse notes relating to the Company's Stock Purchase Plan due in installments through 2003 and collateralized with common stock of the Registrant.

       6 Loan is secured by a deed of trust and is noninterest bearing.

       7 Includes a $100,000 secured note with interest equal to McKesson's cost of funds.

       8 Noninterest bearing short-term relocation loan.

       9 Recourse note relating to the Company's Stock Purchase Plan due in installments through 1992 and collateralized with common stock of the Registrant.

                       MCKESSON CORPORATION--CONSOLIDATED
                       VALUATION AND QUALIFYING ACCOUNTS
               FOR THE YEARS ENDED MARCH 31, 1994, 1993 AND 1992

                                 (IN THOUSANDS)

        COLUMN A          COLUMN B        COLUMN C           COLUMN D      COLUMN E
- ------------------------ ---------- ---------------------   ----------   -------------
                                          ADDITIONS
                                    ---------------------
                         BALANCE AT CHARGED TO CHARGED TO
                         BEGINNING  COSTS AND    OTHER                    BALANCE AT
      DESCRIPTION        OF PERIOD   EXPENSES   ACCOUNTS    DEDUCTIONS   END OF PERIOD
- ------------------------ ---------- ---------- ----------   ----------   -------------
AMOUNTS DEDUCTED FROM
 ASSETS
 TO WHICH THEY APPLY:
Year Ended March 31,
 1994
- --------------------
Allowances for doubtful
 accounts receivable....  $26,346    $ 9,994    $     1      $17,704        $18,637
Other reserves..........   14,886      5,144        --         4,431         15,599
                          -------    -------    -------      -------        -------
                          $41,232    $15,138    $     1(3)   $22,135(1)     $34,236(2)
                          =======    =======    =======      =======        =======
Year Ended March 31,
 1993
- --------------------
Allowances for doubtful
 accounts receivable....  $19,585    $17,670    $    76      $10,985        $26,346
Other reserves..........   13,823      3,855        --         2,792         14,886
                          -------    -------    -------      -------        -------
                          $33,408    $21,525    $    76(3)   $13,777(1)     $41,232(2)
                          =======    =======    =======      =======        =======
Year Ended March 31,
 1992
- --------------------
Allowances for doubtful
 accounts receivable....  $17,751    $13,662    $ 2,543      $14,371        $19,585
Other reserves..........   11,995      4,883        --         3,055         13,823
                          -------    -------    -------      -------        -------
                          $29,746    $18,545    $ 2,543(3)   $17,426(1)     $33,408(2)
                          =======    =======    =======      =======        =======

- --------------------------------------------------------------------------------

                                                          1994    1993    1992
                                                        ------- ------- -------
NOTES:   1 Deductions:
            Written off...............................  $17,704 $12,995 $15,926
            Credited to other accounts................    4,431     782   1,500
                                                        ------- ------- -------
             Total....................................  $22,135 $13,777 $17,426
                                                        ======= ======= =======
         2 Amounts shown as deductions from:
            Current receivables.......................  $30,826 $38,014 $30,284
            Other assets..............................    3,410   3,218   3,124
                                                        ------- ------- -------
              Total...................................  $34,236 $41,232 $33,408
                                                        ======= ======= =======
         3 Recorded on the books of companies acquired.

                       MCKESSON CORPORATION--CONSOLIDATED
                             SHORT-TERM BORROWINGS
               FOR THE YEARS ENDED MARCH 31, 1994, 1993 AND 1992
                                 (IN THOUSANDS)

        COLUMN A           COLUMN B COLUMN C  COLUMN D   COLUMN E/1/ COLUMN F/1/
- -------------------------  -------- -------- ----------- ----------- -----------
                                                                      WEIGHTED
                                               MAXIMUM     AVERAGE     AVERAGE
                           BALANCE  WEIGHTED   AMOUNT      AMOUNT     INTEREST
                            AT END  AVERAGE  OUTSTANDING OUTSTANDING    RATE
                              OF    INTEREST   DURING      DURING      DURING
                            PERIOD    RATE   THE PERIOD  THE PERIOD  THE PERIOD
                           -------- -------- ----------- ----------- -----------
Category of Short-Term
Borrowings
- ----------------------
Year Ended March 31, 1994
- -------------------------
  Bank borrowings........      --     --      $195,000     $18,361       3.4%
  Commercial paper.......  $19,992    3.5%     299,787     160,184       3.2%
  International
   borrowings............   37,175    5.8%      63,050      62,872       5.0%
Year Ended March 31, 1993
- -------------------------
  Bank borrowings........      --     --      $ 45,000     $   973       3.5%
  Commercial paper.......      --     --       194,929      20,359       3.1%
  International
   borrowings............  $61,189    6.3%      77,760      57,960       7.2%
Year Ended March 31, 1992
- -------------------------
  Bank borrowings........      --     --      $ 60,000     $ 1,593       5.1%
  Commercial paper.......      --     --       112,090      26,825       7.4%
  International
   borrowings............  $67,667    7.5%      97,215      59,669       8.4%



- --------------------------------------------------------------------------------
NOTES: 1 Based on average daily balances except for international borrowings which are based on average monthly balances.